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                     Chase Manhattan Auto Owner Trust 1998-A
                         Statement to Certificateholders
                                December 15, 1999
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                                                       DISTRIBUTION IN DOLLARS
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              ORIGINAL             PRIOR                                                                                 CURRENT
                FACE             PRINCIPAL                                                       REALIZED  DEFERRED     PRINCIPAL
  CLASS         VALUE             BALANCE         PRINCIPAL        INTEREST          TOTAL        LOSSES   INTEREST      BALANCE
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   A1       238,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00               0.00
   A2       204,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00               0.00
   A3       294,000,000.00    181,605,595.74    20,400,755.13      862,626.58    21,263,381.71     0.00      0.00     161,204,840.61
   A4       246,000,000.00    246,000,000.00             0.00    1,189,000.00     1,189,000.00     0.00      0.00     246,000,000.00
   B1        30,620,164.79     30,620,164.79             0.00      153,100.82       153,100.82     0.00      0.00      30,620,164.79
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 TOTALS   1,012,620,164.79    458,225,760.53    20,400,755.13    2,204,727.40    22,605,482.53     0.00      0.00     437,825,005.40
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                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                          PASS-THROUGH RATES
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                PRIOR                                                                 CURRENT                             CURRENT
              PRINCIPAL                                                              PRINCIPAL                CLASS      PASS-THRU
 CLASS          FACTOR           PRINCIPAL        INTEREST          TOTAL             FACTOR                                RATE
------------------------------------------------------------------------------------------------              ----------------------
   A1           0.00000000       0.00000000      0.00000000       0.00000000          0.00000000              A1         5.549000%
   A2           0.00000000       0.00000000      0.00000000       0.00000000          0.00000000              A2         5.679000%
   A3         617.70610796      69.39032357      2.93410401      72.32442759        548.31578439              A3         5.700000%
   A4       1,000.00000000       0.00000000      4.83333333       4.83333333      1,000.00000000              A4         5.800000%
   B1       1,000.00000000       0.00000000      4.99999987       4.99999987      1,000.00000000              B1         6.000000%
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 TOTALS       452.51494732      20.14650294      2.17725014      22.32375309        432.36844438
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          IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark McDermott
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7016
                         Email: mark.mcdermott@chase.com
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[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                     Chase Manhattan Auto Owner Trust 1998-A
                                December 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                                   Due Period                             22
                                                   Due Period Beginning Date        11/01/99
                                                   Due Period End Date              11/30/99
                                                   Determination Date               12/10/99

Section 5.8(iii)  Servicing Fee                                                   381,854.80
Section 5.8(iii)  Servicing Fee per $1000                                         0.37709579

Section 5.8(iv)   Administration Fee                                                1,000.00
Section 5.8(iv)   Administration Fee per $1000                                    0.00098754

Section 5.8(vi)   Pool Balance at the end of the Collection Period            437,825,005.40

Section 5.8(vii)  Repurchase Amounts for Repurchased Receivable
                  By Seller                                                             0.00
                  By Servicer                                                      70,663.31
                  TOTAL                                                            70,663.31

Section 5.8(viii) Realized Net Losses for Collection Period                       211,327.75

Section 5.8(ix)   Reserve Account Balance after Disbursement                   13,134,750.16

Section 5.8(x)    Specified Reserve Account Balance                            13,134,750.16

Section 5.8(xi)   Total Distribution Amount                                    23,715,157.73
                  Servicing Fee                                                   381,854.80
                  Administration Fee                                                1,000.00
                  Noteholders Distribution Amount                              22,452,381.71
                  Certficateholders Distribution Amount                           153,100.82
                  Deposit to Reserve Account                                      726,820.40

[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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